EXHIBIT 99.1

            STATEMENT OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Sally A. Fonner, Chief Executive Officer and Chief Financial Officer of The Enchanted Village, Inc. (the "Company"), hereby certifies that:

       The Company's Amended Form 10-Q Quarterly Report for the period ended July 31, 2002 (the "Report") fully complies with the requirements of
       Section 15(d) of the Securities Exchange Act of 1934; and

       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                      /s/ Sally A Fonner
     -----------------------------------------------------
     Sally A. Fonner
     Chief Executive Officer and
     Chief Financial Officer
     Dated: May 12, 2003